Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-254976, 333-263115, 333-270154, 333-277435, 333-285224, and 333-292639) of Compass, Inc. of our report dated February 27, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Compass, Inc.’s Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 27, 2026